UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:
July 23, 2010

Maine & Maritimes Corporation
(Exact name of registrant as specified in its charter)

ME	333-103749	30-0155348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 789		04769
(Address of principal executive offices)		(Zip Code)

207 760 2499
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Maine & Maritimes Corporation (the “Company”) was held on July 22, 2010 (the “Annual Meeting”).  As of June 14, 2010, the record date for the Annual Meeting, 1,683,274 shares of the Company’s common stock were issued and outstanding. A quorum of 1,466,542 shares of Common Stock was present or represented by proxy at the Annual Meeting.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934.  The matters listed below were submitted to a vote of the Company’s shareholders and the final voting results were as follows:

A proposal to adopt the Agreement and Plan of Merger, dated as of March 12, 2010, among BHE Holdings Inc., BHE Holding Sub One Inc., and Maine & Maritimes Corporation, was approved by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
1,291,240	9,180	3,113	163,010

A proposal to approve the adjournment of the meeting to a later date or time, if necessary, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the Agreement and Plan of Merger, was approved by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
1,400,455	61,763	4,324	-

However, adjournment of the meeting was not necessary because there were sufficient votes at the time of the Annual Meeting to adopt the Merger Agreement, and therefore, this item was not voted on or reported at the Annual Meeting.

The following nominees were elected as Directors of the Company to serve until the 2013 Annual Meeting of Shareholders or until their successors have been elected and qualified:

Name	For	Withheld	Abstentions	Broker Non-Votes
Richard G. Daigle	1,298,875	4,657	--	163,010
David N. Felch	1,297,819	5,713	--	163,010
Brian N. Hamel	1,298,468	5,064	--	163,010

The appointment of Caturano and Company, P.C. as the Company’s Independent Auditors for the fiscal year ending December 31, 2010, was ratified by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
1,452,776	8,825	4,941	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2010
MAINE & MARITIMES CORPORATION
By: /s/ Brent M. Boyles
Brent M. Boyles
President and CEO